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                                   EXHIBIT 21


Subsidiaries of Registrant

                                                                                 State or Other
                                                                                 Jurisdiction In
  Subsidiaries of MAPCO Inc.                                                     Which Incorporated
  --------------------------                                                     ------------------
       MAPCO Alaska Inc.                                                          Alaska
       MAPCO Alaska Petroleum Inc.                                                Alaska
       MAPCO Ammonia Pipeline Inc.                                                Delaware
       MAPCO Coal Inc.                                                            Delaware
       MAPCO Coal International Inc.                                              Barbados
       MAPCO Express Inc.                                                         Alaska
       MAPCO Fertilizer Inc.                                                      Delaware
       MAPCO Florida, Inc.                                                        Delaware
       MAPCO Inc.                                                                 Nevada
       MAPCO Indonesia Inc.                                                       Delaware
       MAPCO International Inc.                                                   Delaware
       MAPCO Land & Development Corporation                                       Delaware
       MAPCO Land Corporation                                                     Delaware
       MAPCO Minerals Corporation                                                 Delaware
       MAPCO Natural Gas Liquids Inc.                                             Delaware
       MAPCO Oil & Gas Company                                                    Delaware
       MAPCO Petroleum Inc.                                                       Delaware
       MAPCO Purchasing Company                                                   Delaware
  (1)  Cari International Mining Corporation                                      Delaware
       Denali Pipeline Company                                                    Alaska
       Flat Gap Mining Company                                                    Delaware
       Garrett County Coal Corporation                                            Delaware
       Gibson County Coal Corporation                                             Delaware
       Martiki Coal Corporation                                                   Delaware
       MC Mining, Inc.                                                            Delaware
       Mettiki Coal Corporation                                                   Delaware
       Mid-America Pipeline Company                                               Delaware
       Mt. Vernon Coal Transfer Company                                           Delaware
  (2)  Permac, Inc.                                                               Virginia
       Pontiki Coal Corporation                                                   Delaware
       Posey County Coal Corporation                                              Delaware
  (2)  Race Fork Coal Corporation                                                 Virginia
       REP Sales, Inc.                                                            West Virginia
       Scotts Branch Co.                                                          Delaware
  (3)  Seminole Pipeline Company                                                  Delaware
  (4)  South Atlantic Coal Company, Inc.                                          Virginia
       Toptiki Coal Corporation                                                   Delaware
       Valley Towing Service, Inc.                                                Tennessee
       Webster County Coal Corporation                                            Kentucky
       White County Coal Corporation                                              Delaware

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(1)      80% stock ownership by Garrett County Coal Corporation.
(2)      100% stock ownership by South Atlantic Coal Company, Inc.
(3)      A consolidated affiliate with 80% ownership effective as of 1/91.
(4) 50% stock ownership by MAPCO Coal Inc. and 50% stock ownership by REP Sales, Inc.